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EXHIBIT 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------

      We hereby consent to the use, in the Registration Statement on Form S-8 of Universal Detection Technology and Subsidiaries of our report dated March 25, 2008 on our audit of the financial statements of Universal Detection Technology and Subsidiaries as of December 31, 2007 and the result of its operations, stockholders' equity and cash flow for the year ended December 31, 2007, and the reference to us under the caption "Experts".


/s/ Kabani & Company, Inc.
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Los Angeles, California

Dated: February 20, 2009